EXHIBIT 7.8

                AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT
                ------------------------------------------------

                AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT, dated as of April 11, 2000 (this "Amendment No 1"), among Hungarian Telephone and Cable Corp., A Delaware corporation (the "Company"), Postabank es Takarekpenziar Rt., a Hungarian commercial bank (the "Bank") and Citibank International plc (the "Facility Agent").

                                   BACKGROUND
                                   ----------

                The Company and the Bank entered into the Securities Purchase Agreement dated as of May 10, 1999 (the "Securities Purchase Agreement"), as part of a certain restructuring arrangement, pursuant to which, among other things, (i) the Bank purchased from the Company 2,428,572 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, and (ii) $25,000,000 aggregate principal amount of Floating Rate Unsecured Notes dated May 12, 1999 and due March 31, 2007, of the Company (the "Notes") with detachable warrants to purchase an aggregate of 2,500,000 shares of Common Stock were issued to the Bank. Terms are used in this Amendment No. 1 as defined in the Securities Purchase Agreement unless otherwise specified.

                In connection with certain new financing arrangements to be made available to the Company and its subsidiaries, the Company and the Bank are required to (i) provide for the return to the Company of the Notes, marked returned and (ii) issue and deliver to the Bank new amended and restated notes dated the date hereof (the "Amended and Restated Notes") to provide that, among other things, the Company's obligations under such Notes shall be subordinated to the prior payment in full of all Senior Obligations.

                The Company and the Bank have agreed to amend the Securities Purchase Agreement to replace the form of Note with the new form for Amended and Restated Note and to set forth the terms of subordination. The Company and the Bank are willing to modify the Securities Purchase Agreement to provide for such new form on the terms and subject to the conditions set forth below.

                NOW THEREFORE, the Company and the Bank, intending to be legally bound, hereby agree as follows:

                                   AGREEMENT
                                   ---------

          1. Amendments to Securities Purchase Agreement. The Securities Purchase Agreement, as of the date hereof, is amended as follows:

                 1.1 The form of Note referred to in Section 1.1(a) of the Securities Purchase Agreement and attached thereto as Exhibit A shall be deleted and replaced in its entirety with the form of Amended and Restated Note attached hereto as Exhibit A. Each reference to the "Notes" or any "Note" in the Securities

           Purchase Agreement or any related documentation shall mean and be a reference to such Amended and Restated Notes or Amended and Restated Note.

                 1.2 The Securities Purchase Agreement is amended by (a) the modification of the title of Article VIII to read as follows:
           "RESTRICTION ON TRANSFER OF SHARES; RIGHT OF FIRST REFUSAL; SUBORDINATION" AND (b) the addition of a new Section 8.3 immediately following Section 8.2 to read as follows:

                Section 8.3.  Subordination
                              -------------

                       (a) The Company covenants and agrees, and the Bank by its acceptance hereof likewise covenants and agrees, that all payments of the principal of and interest and premium, if any, on the Notes and all other obligations of the Company now or hereafter existing under or in respect of the Notes (including, without limitation, amounts payable on account of the redemption provisions set forth in the Notes) (collectively, the "Subordinated Debt") shall be subordinated in accordance with the provisions of this Section 8.3 to the prior payment in full of all Senior Obligations. For purposes hereof, the Senior Obligations shall not be deemed to have been paid in full until the Finance Parties shall have received payment of the Senior Obligations in full in cash. In furtherance of the foregoing, the Company and the Bank agree as follows:

                       (b) Upon payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company, all Senior Obligations shall first be paid in full in cash, or payment provided for in cash or cash equivalents in a manner satisfactory to the Finance Parties, before any direct or indirect payment or distribution, including, without limitation, by exercise of set-off, of any cash, property or securities on account of principal of (or premium, if any) or interest or any other amounts on or in respect of the Notes and to that end the Finance Parties shall be entitled to receive directly, for application to the payment of the Senior Obligations (to the extent necessary to pay all Senior Obligations in full after giving effect to any substantially concurrent payment or distribution to or provision for payment to the Finance Parties), any payment or distribution of any kind or character, whether in cash, property or securities, in respect of the Subordinated Debt. The Facility Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Bank or otherwise); but shall have no obligation, to demand, sue for, collect and receive payment or distribution referred to herein and to file a claim and proofs of claim and take such other such action (including without limitation,

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
           voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Bank hereunder.

                       (c) No direct or indirect payment by or on behalf of the Company of principal of (premium, if any), or interest on, or any other amount with respect to, the Subordinated Debt, and no repurchase, redemption or other retirement of any Note, whether pursuant to the terms of the Note, upon acceleration or otherwise, shall be made if at the time of such payment, repurchase, redemption or retirement, a Subordination Event has occurred and for so long as such Subordination Event shall not have been cured or waived in writing by all applicable parties; provided that the payment of accrued interest specified in the proviso in the definition of "Interest Payment Default" may be paid in accordance with such proviso; and provided, further, that on and after the Standstill Termination Date, the Company may resume payments on account of the principal of (premium, if any), and interest (including interest pursuant to Clause 15.1 of the Note) and any other amounts on the Note, subject to the provisions of Section 8.3(a) and Section 8.3(b) hereof.

                       (d) (i) In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Bank shall have received any payment on account of the Subordinated Debt at a time when such payment is prohibited by such provisions before the Senior Obligations are paid in full, then and in such event, such payment or distribution shall be received and held in trust by the Bank apart from its other assets and forthwith paid over or delivered to the Facility Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Obligations in accordance with the terms of the Senior Loan Agreements.

                       (ii) Nothing contained in this Section 8.3 will limit the right of the Bank to take any action provided herein with respect to the Subordinated Debt; provided, that all Senior Obligations then due or thereafter declared to be due shall first be paid in full before the Bank is entitled to receive any payment from the Company of principal of, or interest on, or any other amounts under any Note.

                       (iii) Upon any payment or distribution of assets or securities referred to in this Section 8.3, the Bank shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver; trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Bank for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the

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
           Senior Obligations and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.3.

                       (iv) No right of any present or future holder of any Senior Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company or any holder of a Note with the terms and provisions and covenants herein regardless of any knowledge thereof such holder may have or otherwise be charged with.

                       (v) The provisions of this Section 8.3 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Obligations. The Company and the Bank, by its acceptance hereof, each acknowledge that the Finance Parties are relying upon the provisions of this Section 8.3 in extending such Senior Obligations.

                       (e) Any payment or distribution to the Facility Agent, on behalf of the holders of the Senior Obligations, pursuant to the provisions of this Section 8.3 shall entitle the Bank to exercise a right of subrogation in respect thereof; provided, however that all such subrogation rights are not exercisable until the Senior Obligations have been paid in full.

                       (f) Nothing contained in this Section 8.3 or elsewhere in this Agreement or in the Note is intended to or shall impair, as between the Company and the Bank, the obligations of the Company, which are absolute and unconditional, to pay to the Bank the principal of (premium, if any), and interest on, the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Bank and creditors of the Company other than the holders of the Senior Obligations nor shall anything herein or therein prevent the Bank from exercising all remedies otherwise permitted by applicable law upon the occurrence of a Mandatory Prepayment Event under the Notes, subject to the rights, if any, under this Section 8.3 of the holders of the Senior Obligations in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                       (g) As long as the Senior Obligations shall nor have been paid in full, the Bank shall not commence, or join with any creditor other than the holders of the Senior Obligations in commencing, or directly or indirectly cause the Company to commence or assist the Company in commencing, any proceeding referred to in
           Section 8.3(b).

                       (h) All rights and interests hereunder of the holders of the Senior Obligation, and all agreements and obligations of the Bank and the Company under this Section 8.3, shall remain in full force and effect irrespective of:

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
                       (i) the lack of validity or enforceability of any provision under any Senior Loan Agreement or any other agreement or instrument relating thereto;

                       (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or any consent to any departure from the Senior Loan Agreements, including, without limitation, any increase in the Senior Obligations resulting from the extension of additional credit to the Company or any of its subsidiaries or otherwise;

                       (iii) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations;

                       (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Senior Obligations, or any manner of sale or other disposition of any collateral for all or any of the Senior Obligations or any other assets of the Company or any of its subsidiaries;

                       (v) any change, restructuring or termination of the corporate structure or existence of the Company or any of its subsidiaries; or

                       (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a subordinated creditor.

                       The Bank and the Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Obligations and this Section 8.3 and any requirement that the Facility Agent or any holder of the Senior Obligations protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity or any collateral.

                       (i) the provisions of this Section 8.3 shall continue to be effective or be reinstated, and the Senior Obligations shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by the Facility Agent or any holder of the Senior Obligations upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                       (ii) The provisions of this Section 8.3 shall (a) remain in full force and effect until the payment in full of the Senior Obligations, (b) be binding upon the Company and the Bank and their respective successors, assigns and transferees and (c) insure to the benefit of, and be enforceable by each Finance Party and its successors, assigns and transferees.

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
                        1.3 Section 9.1 of the Securities Purchase Agreement is amended by adding the following proviso to the end of the sentence thereof:

           "provided that no amendment, supplement or modification to, or waiver of, any provision set forth in Section 8.3 may be effected without the prior written consent of the Facility Agent (with the consent of the "Majority Lenders", as defined in the Senior Secured Credit Agreement), and any such amendment, supplement, modification or waiver entered into without the prior written consent of the Facility Agent shall be null and void and without any force and effect whatsoever."

                        1.4 Section 7.2 of the Securities Purchase Agreement is amended by the addition of a new paragraph (c) immediately following paragraph (b) to read as follows:

                        (c) If, as of the date hereof, the Bank produces evidence satisfactory to the Company of the loss, theft or destruction of any Note required to be returned and exchanged for an Amended and Restated Note (a "Lost Note"), the Bank hereby (a) agrees with the Company that the Company shall refuse to recognize any person as the owner of the Lost Note and shall refuse to make any payment, transfer, registration, delivery or exchange called for by the Lost Note to any other person; (b) agrees that if it should find or receive any such Lost Note, the Bank will immediately surrender the same to the Company for cancellation without requiring any consideration therefor, and (c) agrees, in consideration of compliance of the foregoing request, to indemnify and hold harmless the Company, any creditor of the Company, including without limitation the holders of the Senior Obligations, any person, firm or corporation now or hereafter acting as its transfer agent or registrar, or in any other capacity, from and against any and all liability, loss, damage, claim and expense of any nature whatsoever, including without limitation legal fees and expenses, in connection with or arising out of, or in connection, resulting from or otherwise relating to, the loss of any Lost Note or the failure of the Bank to cancel and return each Lost Note to the Company. Nothing herein shall limit in any way any other rights or remedies that the Company may have with respect to any Lost Note.

           1.5 The Securities Purchase Agreement shall be amended to add "Citibank International plc, as Facility Agent" as a party to the Securities Purchase Agreement for the purposes of Sections 8.3, 9.1, 13.2 and 13.12 only.

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
         1.6 Section 13.2(a) of the Securities Purchase Agreement is amended by replacing the first sentence thereof beginning with the words "The Company" with the following sentence:

         Each of the parties hereunder irrevocably submits to the jurisdiction of any New York state or Federal court sitting in New York City in any Dispute arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York courts.

         1.7 The Securities Purchase Agreement is amended by the addition of a new Section 13.12 immediately following Section 13.11 to read as follows:

         Section 13.12 Governing Law/Arbitration.
                       -------------------------

         (a) Option to Refer Disputes to Arbitration. Notwithstanding the provisions of Section 13.2(a) herein, (a) in the event that the Facility Agent deems it appropriate to assert its rights relating to this Agreement, or (b) at the option of either party in the event the Facility Agent has not asserted its rights related hereto or at any time after the Senior Obligations have been paid in full, such Person may, in its sole discretion assert any rights in an arbitration, if any dispute or difference anses out of or in connection with this Agreement, including any question as to its existence, validity or termination (a "Dispute"), and on condition that the Facility Agent, acting on instructions of the Majority Lenders, shall have elected by giving notice in writing to each of the other parties, such Dispute shall be referred to and finally settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force (the "UNCITRAL Rules"), which are deemed incorporated by reference into this
         Section 13.12(a).

         (b) Non-Exclusive Jurisdiction. This Section 13.12(b) is for the benefit of the Finance Parties and nothing in Section 13.2(a) shall prevent the Facility agent from taking proceedings relating to a Dispute involving a holder of any Note in any other courts with jurisdiction in the jurisdiction in which such holder of such Note has its place of incorporation, principal place of business and/or substantial assets. To the extent allowed by law, the Facility Agent may take concurrent proceeding in any number of jurisdictions.


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


         (c) Waiver of Immunity. To the extent that each party hereunder may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in respect of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to such party or its assets such immunity (whether or not claimed), such party hereby unconditionally and irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the Applicable Law of such jurisdiction.

         (d) Appointment of the Arbitral Tribunal.

             (i) Any arbitral tribunal appointed pursuant to Section 13.12(a) (Option to Refer Disputes to Arbitration) shall be composed of three
         (3) arbitrators one of whom shall be the presiding arbitrator. The appointing authority shall be the London Court of International Arbitration (the "LCIA"). The LCIA shall appoint all three (3) members of the arbitral and shall nominate which of them shall act as the presiding arbitrator.

             (ii) In all matters relating to the appointment of arbitrators under this Agreement, the parties hereunder agree that the LCIA shall be free to appoint whomsoever the LCIA considers appropriate in the LCIA's sole discretion, save that the LCIA shall take account of the views of the parties and shall give effect to any agreement of the parties in relation to the appointment of the arbitrators unless the LCIA determines in the LCIA's absolute discretion that it is not appropriate to do so.

             (iii) In all matters relating to the appointment of arbitrators under this Agreement, the parties hereunder agree that the LCIA shall be free to appoint whomsoever the LCIA considers appropriate in the LCIA's sole discretion, save that the LCIA shall take account of the views of the parties and shall give effect to any agreement of the parties in relation to the appointment of the arbitrators unless the LCIA determines in the LCIA's absolute discretion that it is not appropriate to do so.

         (e) Initiation of Arbitration Proceedings. Subject to Section 13.12(a) (Option to Refer Disputes to Arbitration), any of the parties hereunder which wishes to initiate an arbitration shall simultaneously:

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

             (i) give a notice of arbitration to the other parties in accordance with Article 3 of the UNICITRAL Rules; and

             (ii) request in writing the LCIA to appoint the three (3) arbitrators and to nominate the presiding arbitrator and give a copy of such request to all the other parties to this agreement. Each party may make its own representations to the LCIA concerning the appointment of arbitrators within twenty-one (21) days of receipt of such notice of arbitration. For the avoidance of doubt, the parties agree that the LCIA may take note of any such representations, but shall otherwise be free in the LCIA's discretion to appoint whomsoever the LCIA consider appropriate as the three (3) arbitrators.

         (f) Place and Language of the Proceedings. The place and seat of the arbitration shall be London and language of the arbitral proceedings shall be English.

         (g) The Award and Exclusion of the Right of Appeal. All any awards of the arbitral shall be made in accordance with the UNCITRAL Rules in writing and shall be final and binding on the relevant parties. All and any awards shall be made by majority decision. If there be no majority, the award shall be made by the presiding arbitrator alone. The final award shall be made within six (6) months from the appointment of the third arbitrator, but insofar as this is impractical it shall be made as soon as possible thereafter.

         (h) Notice of Arbitration. In relation to any arbitration proceedings, the provision of Section 13.5 of this Agreement shall apply in respect of this Section 13.12(h) in addition to the notification provisions of the UNCITRAL.

         (i) Expedition of Arbitration. The appointed arbitrators shall conduct the arbitration in accordance with the UNCITRAL Rules and at all times in such a manner as to ensure a speedy resolution of the Dispute.

         1.8 For the purpose of defining capitalized terms used herein, the Securities Purchase Agreement shall be amended by adding a new section 13.13 immediately following Section 13.12 to read as follows:


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

         Section 13.13. Definitions.
                        ------------

         The following terms shall have the specified meanings:

         "Applicable Law" means, in relation to any person, any law, regulation, rule, executive order, decree, judicial or official order, code of practice, circular, guidance note or injunction of, or made by, any Competent Authority, which is binding and enforceable on or against the relevant person and/or with which the relevant person is required to comply:

         "Arrangers" means Citibank, N.A. and Westdeutsche Landesbank Girozentrale, each in its capacity as Arranger under the Senior Secure Credit Agreement;

         "Competent Authority" means, in respect of any person, any local national, supranational agency, authority; department inspectorate, minister, official, court, tribunal or public or statutory person (whether autonomous or not) of any other country, which has jurisdiction over such person;

         "Dispute" shall have the meaning ascribed to such term in Section 13.12(a) hereof;

         "Facility Agent" means, at any time, the facility agent for the Senior Banks under the Senior Secured Credit Agreement at such time, being as at the date of the amendment and restatement of the Notes, Citibank International plc;

         "Finance Parties" has the meaning ascribed to such term in the Senior Secured Credit Agreement;

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

         "HTCC Group" means the Company and each of its subsidiaries;

         "Interest Payment Date" has the meaning ascribed to such term in Clause
         14.2 of the Notes;

         "Interest Payment Default" means any interest payment when due on the Interest Payment Date therefor shall fail to be made and such failure shall continue for at least 365 consecutive days after such Interest Payment Date;

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

         provided, however that not Interest Payment Default shall be deemed to have occurred hereunder if, within 10 days after the end of such 365-day period, the Bank shall have received all interest accrued (including, without limitation, interest accruing pursuant to Clause
         15.1 of the Notes) from such Interest Payment Date to the date the interest payment is made;

         "Majority Lenders" has the meaning ascribed to such term in the Bridge Loan Agreement.

         "Mandatory Prepayment Event" means any of the following:

             (a) while any Senior Obligations shall remain unpaid or any commitment under the Senior Secured Credit Agreement shall be in force, the occurrence of (i) any Senior Default or (ii) an Interest Payment Default; or

             (b) at any time after the Senior Obligations shall have been paid in full and the commitments under the Senior Secured Credit Agreement shall have been terminated, (i) the occurrence of any "Event of Default" (as defined in the Senior Secured Credit Agreement as in effect immediately prior to such payment and termination) or (ii) the Company shall fail to make any payment (whether of principal, interest or otherwise) when due under the Notes;

         "Person" means an individual, partnership, corporation (including a business trust), joint stock issuer, estate, trust, limited liability issuer, unincorporated association, joint venture or other entity, or a Governmental Authority;

         "Post-Petition Interest" means interest at the contract rate accruing subsequent to the filing of a petition initiating any proceeding in bankruptcy, insolvency or like proceeding whether or not such interest is allowed claim enforceable against the debtor in any proceeding under any applicable bankruptcy law;

         "Senior Banks" means the Arrangers and the other financial institutions from time to time party to the Senior Secured Credit Agreement;

         "Senior Default" means while any Senior Obligations shall remain unpaid or any commitment under the Senior Secured Credit Agreement shall be in force, the occurrence of any "Event of Default" (as defined in the Senior Secured


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         Credit Agreement) and the acceleration of the maturity of the Senior
         Obligations in accordance with the terms thereof, if such acceleration shall continue for at least 365 consecutive days after the Facility Agent has so elected such acceleration;

         "Senior Guaranty" means the Deed of Guarantee No. 6 dated as of April 11, 2000 among the Company, as guarantor, Citibank International plc, as Facility Agent and beneficial, Citibank Rt., as Security Agent and beneficiary and Hungarotel Tavkozlesi Koncesszios Reszvenyrarsasag, RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag, Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag, and KNC Kelei-Nograd COM Tavkozlesi Koncesszios Reszvenytarasasag, as countersignors;

         "Senior Indebtedness" means all indebtedness and other obligations of any member of the HTCC group under or in connection with the Senior Loan Agreements;

         "Senior Loan Agreements" means the Senior Secured Credit Agreement, the Senior Guaranty, the Senior Security Deposit Agreement, the Senior Security Agreement and each "Senior Finance Document" (as defined in the Senior Secured Credit Agreement) and, in each case, any other agreement relating to the obligations thereunder, as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, and any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations under such agreements or any successor thereto;

         "Senior Obligations" means the principal, premium, if any, interest (including Post-Petition Interest), penalties, fees, expenses, claims, charges, indemnity obligations, attorneys' fees and expenses, and other liabilities with respect to the Senior Indebtedness;

         "Senior Secured Credit Agreement" means the EUR 130,000,000 Secured Senior Debt Facility Agreement dated as of April 11, 2000 among Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag, RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag, Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag, and KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag, as Borrowers; the Company and HTCC Tanacsado Reszvenytarsasag, as Guarantors, Citibank, N.A. and


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

         Westdeutsche Landesbank Girozentrale, as Arrangers; the Facility Agent; Citibank Rt., as Security Agent; and the financial institutions from time to time party to the Senior Secured Credit Agreement in their capacity as lenders;

         "Senior Security Agreement" means the Pledge and Security Agreement dated April 11, 2000 by the Company in favor of Citibank Rt., as Security Agent;

         "Senior Security Deposit Agreement" means the Security Deposit No. 1 Agreement dated as of April 11, 2000 among the Company, as depositor, Citibank Rt., as Security Agent and depositee, and Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag, RABA-COM TRavkozlesi Koncesszios Reszvenytarsasag, Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag, and KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag, as countersignors.

         "Standstill Termination Date" means the earlier of (a) the repayment in full in cash of the Senior Obligations and (b) March 31, 2007; and

         "Subordination Event" means the occurrence of any "Event of Default" as defined in the Senior Secured Credit Agreement.

         1.9 The Securities Purchase Agreement shall be amended by the addition of a new Section 13.14 immediately following Section 13.13 to reach as follows:

         Section 13.14. Waiver of Jury Trial.
                        ---------------------

         Each of the parties hereunder irrevocably waives trial by jury in any action, proceeding or Dispute with respect to this Agreement.

         2. Governing Law. This Amendment No. 1 and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York, United States of America, without giving effect to the provisions thereof relating to conflicts of law.

         3. Ratification. The Securities Purchase Agreement, as amended by this Amendment No. 1, is and continues to be, in full force and effect and is hereby in all respects confirmed, approved and ratified.


                  [Remainder of Page Intentionally Left Blank]


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

         In WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

                     HUNGARIAN TELEPHONE AND CABLE CORP., a
                     Delaware corporation

                     By:
                        -----------------------------------
                     Name:
                          ----------------
                     Title:
                          ----------------


                     POSTABANK ES TAKAREKPENZTAR RT., a
                     Hungarian commercial bank

                     By:
                        -----------------------------------
                     Name:
                          ----------------
                     Title: CEO
                          ----------------


                     CITIBANK INTERNATIONAL PLC., as Facility Agent
                     (for the purposes of Section 8.3, 9.1, 13.2 and 13.12 only)

                     By:
                        -----------------------------------
                     Name:
                           ------------------------
                     Title:
                           ----------------

                     Address for Notice:
                     -------------------
                     Citibank International plc
                     P.O. Box 242
                     336 Strand
                     London W24 IHB England


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